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EXHIBIT 23.2

Consent of Independent Accountants

The Board of Directors
Guitar Center, Inc.:

    We consent to the use of our report dated February 8, 2001 incorporated herein by reference, which report is included in the Guitar Center, Inc. 2000 Annual Report on Form 10-K.

KPMG LLP
Los Angeles, California

June 7, 2001

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Consent of Independent Accountants